acasti

ACASTI PHARMA INC.
103 CARNEGIE CENTER
SUITE 300
PRINCETON, NEW JERSEY 08540

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACST2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53680-P14861 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACASTI PHARMA INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect Vimal Kavuru, A. Brian Davis, S. George Kottayil, Prashant Kohli and Edward Neugeboren as directors of the Corporation to serve for a term that expires at the Corporation's 2025 annual meeting of shareholders or until his successor is elected and qualified or until his earlier resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vimal Kavuru
02) A. Brian Davis
03) S. George Kottayil
04) Prashant Kohli
05) Edward Neugeboren

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Appoint KPMG LLP as the Corporation's independent registered accounting firm until the close of the Corporation's 2025 annual meeting of shareholders and to authorize the board of directors of the Corporation to fix such independent registered public accounting firm's remuneration.	☐	☐	☐
3. Adopt an advisory (non-binding) resolution on the compensation of the Corporation's named executive officers, as more particularly described in the Corporation's management information circular and proxy statement.	☐	☐	☐
4. Approve, with or without variation, a special resolution (the "Continuance Resolution"), as set forth in the Corporation's management information circular and proxy statement, authorizing the continuance of the Corporation from the laws of the Province of Québec under the *Business Corporations Act* (Québec) to the laws of the Province of British Columbia under the *Business Corporations Act* (British Columbia) through the adoption of the continuation application containing the notice of articles and the articles, as set forth in the Corporation's management information circular and proxy statement, subject to and conditional upon the approval of the Domestication Resolution, all as more fully described the Corporation's management information circular and proxy statement.	☐	☐	☐
5. Approve, with or without variation, a special resolution (the "Domestication Resolution"), as set forth in the Corporation's management information circular and proxy statement, authorizing the domestication of the Corporation from the laws of the Province of British Columbia to the laws of the State of Delaware and the adoption of a certificate of corporate domestication and a new certificate of incorporation, as set forth in the Corporation's management information circular and proxy statement, subject to and conditional upon the approval of the Continuance Resolution, all as more fully described the Corporation's management information circular and proxy statement.	☐	☐	☐
6. Approve, subject to and conditional upon the approval of the Domestication Resolution, the Acasti Pharma Inc. 2024 Equity Incentive Plan, as set forth and more fully described in the Corporation's management information circular and proxy statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V53681-P14861

ACASTI PHARMA INC.
Annual Meeting of shareholders
, 2024 [TBD]
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Prashant Kohli and Vimal Kavuru, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Class A common shares of ACASTI PHARMA INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at [TBD], on , 2024, virtually at www.virtualshareholdermeeting.com/ACST2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side